CLAYMORE TRUST
                             FIRST AMENDMENT TO THE
                       TRANSFER AGENT SERVICING AGREEMENT

         THIS FIRST AMENDMENT dated as of the 1st day of March, 2006, to the Transfer Agent Servicing Agreement, dated as of July 20, 2005 (the "Agreement"), is entered by and between CLAYMORE TRUST, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

                                    RECITALS

         WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

         WHEREAS, the Trust and USBFS desire to amend the fee schedule of said Agreement; and

         WHEREAS, Paragraph 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

         NOW, THEREFORE, the parties agree as follows:

         Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CLAYMORE TRUST                                   U.S. BANCORP FUND SERVICES, LLC

By: /s/ William H. Belden III                    By: /s/ Michael McVoy
-----------------------------                    ---------------------
Name: William H. Belden III                      Name: Michael McVoy
Title: Vice President                            Title: Senior Vice President

                                    Exhibit C
                                     to the
                Claymore Trust Transfer Agent Servicing Agreement

                      TRANSFER AGENT & SHAREHOLDER SERVICES
                         ANNUAL FEE SCHEDULE at 1/25/06


A.   Service Charges to the Funds*
Annual Minimum charges per CUSIP
          o    Year 1 $18,000
          o    Year 2 $21,000
          o    Year 3 $24,000

The following fee waivers will be provided for each new CUSIP for the sooner of twelve months or $25,000,000 in assets:
          o    50% for the next 3 months
          o    40% for the next 3 months
          o    30% for the next 3 months
          o    20% for the next 3 months

B.   Annual Shareholder Account Fees**
                      *First 50,000a/c   Thereafter      NSCC L3
Daily Accrual Fund:             $21.00       $19.00       $17.00
Load Fund:                      $16.00       $14.50       $13.00
No-Load:                        $15.00       $13.50       $13.00
Closed Accounts:                 $2.50        $2.50        $2.50

* Total accounts in Fund Family-open, non-NSCC Level 3

C.   Implementation Charges to the Funds*
     1.   Fund Implementation: $1500 per CUSIP
     2.   NSCC Implementation: $500 per CUSIP
     3.   Voice Response Setup: $500 per CUSIP

D.   Implementation Charges to the Fund Family*
     1.   Management Co. Implementation: $2000
     2.   NSCC Implementation: $1500
     3.   Voice Response Implementation: $1000
     4.   (800) service:  $1650

E.   Activity Charges
          o    Telephone Calls - $1.00/minute
          o    Voice Response Calls - $.35/call
          o    E-mail Services
                  $200/month administration
                  $3.00/e-mail received
          o    Draft Check Processing - $3.00/draft
          o AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account
          o    ACH/EFT Shareholder Services:
                  $125.00/month/fund group
                  $.50/ACH item, setup, change
                  $5.00/correction, reversal

F.   Fees Charged to Investors
     Qualified Plan Fees
          o    $15.00/qualified plan acct (Cap at $30.00/SSN)
          o    $15.00/Coverdell ESA acct (Cap at $30.00/SSN)
          o    $25.00/transfer to successor trustee
          o    $25.00/participant distribution (Excluding SWPs)
          o    $25.00/refund of excess contribution
     Special Services Fees
          o    $15.00/outgoing wire transfer
          o    $15.00/overnight delivery
          o    $5.00/telephone exchange
          o    $25.00/return check or ACH
          o    $25.00/stop payment
          o    $5.00/research request per account (Cap at $25.00/request)

G.   Optional Technology Charges
     1.   12b-1 Aging - $1.50/account/year
     2.   Average Cost - $.36/account/year
     3.   File Transmissions - subject to requirements
     4.   Selects - $300 per select
     5.   ReportSource - $150/month - Web reporting
     6.   System Access - TALink, COLD, Image
          o    Setup - $1,500/concurrent connection each
          o    Service - $350/month each
     7.   Physical Certificate Shares
          o    Setup - $750/fund
          o    Issue of Certificate - $10.00/certificate transaction
     8.   Extraordinary services - charged as incurred
     9.   Development/Programming - $150/hour

H.   Out-of-pocket Costs - Including but not limited to:
          o    Telephone toll-free lines, call transfers, etc.
          o    Mailing, sorting and postage
          o    Stationery, envelopes
          o    Programming, special reports
          o    Insurance, record retention, microfilm/fiche
          o    Proxies, proxy services
          o    Lost shareholder search
          o    ACH fees NSCC charges
          o    All other out-of-pocket expenses



---------------
*  Subject to CPI Increase, Milwaukee MSA.
** Subject to per-fund minimums

           Exhibit C (continued) to Transfer Agent Servicing Agreement

                                 CLAYMORE TRUST
                    PROSPECT SERVICING/LITERATURE FULFILLMENT
                             FEE SCHEDULE at 1/25/06

Fulfillment Services - Full Service

o    Account Establishment - $200 per fund complex - one time charge

o    Order Processing - $6.00/per order (US Bancorp will order kits within three
(3) business days after the week the account is established)

(Assessed for each order shipped by US Bancorp Fund Services.)

Fees exclude postage and printing charges.

All fees are billed monthly (if used) plus out-of-pocket expenses, including, but not limited to:

o    Customized reporting development
o    Postage, stationery
o    Programming, special reports
o    Retention of records
o    File transmission charges
o    Legal expenses
o    All other out-of-pocket expenses


Fees are billed monthly.